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                                                                   EXHIBIT 10.22

December 6, 2001

Mr. Jim Weil
President and Chief Executive Officer
Calico Commerce, Inc.
333 West San Carlos Street
San Jose, CA 95011

RE: First Amendment to Financial Services Arrangement Between David Powell,
    Inc. and Calico Commerce, Inc.

This First Amendment sets forth certain amendments to the Management Service Agreement between David Powell, Inc., a California corporation ("DPI"), and Calico Commerce, Inc. ("Calico"), dated February 22, 2001, (the "Original Agreement"). Except for the amendments expressly contained herein, the Original Agreement shall remain in full force and effect.

TERM OF AGREEMENT:

     The total term of the agreement shall be extended to February 28, 2002, as described below. The Non-Cancelable Period, as described below, extends to January 31, 2002. Calico may discharge DPI at any time after the Non-Cancelable Period provided that Calico has delivered a 30-day written notice of intent to cancel this agreement.

WORK PRODUCT:

DPI has agreed to continue to provide the financial services including:

     - Managing the finance and administrative staff.
     - Serving as a sounding board to management and the Board of Directors.
     - Continue to participate in the Company's strategic transactions.

These services will be provided by Les Wright based on his allocation of 1/2 of each workweek to Calico.
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December 6, 2001
Mr. Jim Weil
President and Chief Executive Officer
Calico Commerce, Inc.

Page 2

Fees:

     Calico has agreed to pay DPI $40,000 upon signing of this amendment for fees due for the Non-Cancelable Period described above. It is further agreed that this payment is earned in full upon receipt by DPI due to the non-cancelable nature of the services to be provided, and it is non-refundable.

     It is agreed and understood that at the end of the Non-Cancelable Period, if DPI continues to provide services with reduced staff, the fees of $20,000 per month will be payable in semi-monthly increments, each to be paid in advance of each DPI standard semi-monthly billing period, and that failure to pay such payments when due shall constitute a breach of this agreement by Calico.

Except for the additional term of agreement, work product and fees expressly contained herein, the Original Agreement shall remain in full force and effect.

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Yours truly,

/s/ Michael W. Scott
David Powell, Inc.
Michael W. Scott
President
Financial Services Division



/s/ J. B. WEIL
James B. Weil
CEO